COUNTERPATH CORPORATION

EMPLOYEE SHARE PURCHASE PLAN

Adopted October 1, 2008

Amended November 6, 2008, October 22, 2009, September 10, 2015 and November 2, 2015

COUNTERPATH CORPORATION

EMPLOYEE SHARE PURCHASE PLAN

1.	PURPOSE OF THE PLAN

1.1	The Company hereby establishes a share purchase plan (the “Plan”) for the Employees of the Company and its Subsidiaries.

1.2	Subject to all required regulatory approvals, this Plan shall be effective as of and from October 1, 2008 (the “Commencement Date”) until the Expiry Date, unless earlier terminated as provided herein.

1.3

The purpose of this plan is to give employees of the Company access to another equity participation vehicle by way of an opportunity to purchase common shares of the Company through payroll deductions and encourage them to use their combined best efforts on behalf of the Company to improve its profits through increased sales, reduction of costs and increased efficiency.

2.	DEFINITIONS

2.1	In this Plan, the following terms shall have the meanings set forth below.

(a)

“Account(s)” means a Cash Account or an RRSP Account or both created by the Trustee for a Participant, in which the assets held by the Trustee for such Participant under the terms of this Plan are held and recorded.

(b)

“Acquirer” means the successor to all or substantially all of the assets or capital shares of the Company, or any other successor of the business of the Company as determined by the Board of Directors, in either case pursuant to a Change of Control, and includes the affiliated entities of any such successor.

(c)

“Basic Compensation” means the base salary received by an Employee in the applicable Pay Period but does not include, without limitation, overtime pay, commissions, bonus payments, or the value of other benefits or amounts contributed by the Company under this Plan.

(d)

“Board of Directors” means the board of directors of the Company, or if the Board of Directors has delegated administration of the Plan to a compensation committee, then “Board of Directors” shall mean such compensation committee.

(e)	“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday on which chartered banks in Vancouver, British Columbia are open for business.

(f)	“Cash Account” means an account, which is not a registered retirement savings plan account, created by the Trustee for a Participant in which the assets subject to this Plan are held and recorded.

(g)

“Cessation Date” means the date that the Participant ceases for any reason (other than death or Retirement, but otherwise including, without limitation, resignation, Disability, or termination of employment with or without cause), to render Service to the Company or a Subsidiary; provided, that, notwithstanding any other term or provision of this Plan, in the event of the termination of the Participant’s Service without cause, the Cessation Date shall be the date the Participant is given actual notice of termination by the Company or a Subsidiary, without reference to any period of notice of termination to which the Participant may be entitled at law or pursuant to any employment agreement, whether or not such termination has been effected in accordance with applicable law.

(h)

“Change of Control” means (i) a merger, amalgamation, consolidation, reorganization or arrangement of the Company with or into another corporation (other than a merger, amalgamation, consolidation, reorganization or arrangement of the Company with one or more of its related entities (as defined in NI 45-106); (ii) a tender offer for all or substantially all of the outstanding common shares of the Company; (iii) the sale of all or substantially all of the assets of the Company; or (iv) any other acquisition of the business of the Company as determined by the Board of Directors.

(i)	“Commencement Date” has the meaning set forth in Section 1.2 of this Plan.

(j)

“Company” means CounterPath Corporation, and any successor company resulting from the amalgamation of the Company and any other company or other entity resulting from any other form of corporate reorganization thereof.

(k)

“Disability” means the inability of the Participant to engage in substantial gainful activity by reason of a medically determinable physical or mental impairment (which state shall be determined by the Company on the basis of such medical evidence as the Company deems warranted in the circumstances).

(l)

“Election to Purchase Shares” means an election, substantially in the form as set forth in Appendix A hereto, setting out the terms of an Employee’s election to participate in, and purchase Shares under, the Plan.

(m)

“Employee” means a person (including a resident of the United States or outside of North America) under a permanent full-time or part-time contract of employment with the Company or a Subsidiary who participates in the Company’s or any of its Subsidiaries’ regular benefit plans (which fact shall be determined exclusively by the Board of Directors) including, without limitation, any such person who is also an officer or a director of the Company or a Subsidiary.

(n)	“Expiry Date” means that date which is ten (10) years after the Commencement Date.

(o)	“Exchange” means the Toronto Stock Exchange or any other share exchange upon which the Shares are then listed and traded.

(p)

“form” means any paper-based, web-based or any other electronic form as determined by the Company from time to time and includes the forms attached hereto which may be delivered, executed or otherwise completed in a method determined by the Company including the determination that such delivery, execution or completion be by way of any electronic or web- based means.

(q)	“Insider” has the meaning set forth in the Securities Act and includes associates and affiliates (as such terms are defined by the Exchange) of the Insider.

(r)

“Market Price” means the closing trading price of the Shares on the Exchange on such date in question, or, if Shares were not traded on such date on the Exchange, then on the preceding trading day during which a trade occurred.

(s)	“Matching Assets” means all dividends and other assets allocated to a Participant’s Account on account of the Matching Shares.

(t)	“Matching Shares” means Shares issued by the Company as contemplated by Section 4.2 of this Plan.

(u)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions, promulgated under the Securities Act, as such instrument may be amended from time to time, or any successor instrument thereto;

(v)

“Participant” means any eligible Employee (as determined solely by the Board of Directors) who has elected to participate in the Plan, who has submitted an Election to Purchase Shares and who has not subsequently withdrawn from the Plan.

(w)	“Participant Assets” means all dividends and other assets allocated to a Participant’s Account on account of the Participant Shares.

(x)	“Participant Shares” means Shares purchased by the Trustee on behalf of the Participant with monies contributed by the Participant.

(y)	“Pay Period” means the normal weekly, bi-weekly or monthly pay period as determined by the Company from time to time.

(z)	“Payroll Administrator” means, initially, ADP and thereafter the Payroll Administrator selected by the Company, and the successor or successors thereto from time to time.

(aa)

“Purchase Price” means, on any particular day with reference to Shares, the volume weighted average trading price of the Shares on the Exchange for the five trading days immediately preceding the end of the month in question as determined by the Company.

(bb)	“Retirement” means retirement at age sixty-five (65) or older.

(cc)	“RRSP Account” means a registered retirement savings plan account.

(dd)	“Securities Act” means the Securities Act (British Columbia), as the same may be amended from time to time.

(ee)	“Service” means continuous service to the Company or any of its Subsidiaries as an Employee.

(ff)

“Share Compensation Arrangement” means a plan or program established or maintained by the Company providing for the acquisition of securities of the Company as compensation or as an incentive or benefit for services provided to the Company.

(gg)

“Shares” means the common shares in the capital of the Company as presently constituted; provided that upon any subdivision, consolidation or reorganization of such shares or other change in the corporate structure or share capital of the Company, “Shares” shall mean such ordinary shares as are subdivided, consolidated, reorganized or changed, with such adjustment in the number thereof as may be thereby deemed appropriate by the Company.

(hh)

“Subsidiary” means a corporation (located in Canada, the United States or outside of North America) or other entity which is controlled by the Company. For the purposes of this definition, the Company controls a body corporate or other entity if:

(i)	in the case of a body corporate:

A.

securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of the Company, and

B.	the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

(ii)	in the case of an entity other than a body corporate, more than 50% of the voting or equity interests of such entity are controlled, directly or indirectly, by or for the benefit of the Company.

(ii)	“Trustee” means the agent or agents of the Plan appointed by the Company in accordance with Section 12.1 of this Plan, and the successor or successors thereto from time to time.

3.	ELIGIBILITY FOR MEMBERSHIP IN THE PLAN

3.1

The Plan is open to all eligible Employees (as determined solely by the Board of Directors) at any time after the Employee has completed his/her probationary employment period with the Company subject to the rules set forth below. Participation in the Plan is entirely voluntary.

(a)

Enrolment. An Employee shall become a Participant by duly executing and delivering to the Company an Election to Purchase Shares; provided that, the Participant’s participation in the Plan shall only be effective on the first day of the first Pay Period following the date that is thirty (30) days after such Election to Purchase Shares is received by the Company. The Election to Purchase Shares authorizes the Company or a Subsidiary, as applicable, to make regular payroll deductions for contributions to the Plan in respect of Participants.

(b)

Termination of Employment. Participation in the Plan shall cease on the Cessation Date (in the event that the Participant’s Service is terminated for any reason other than death or Retirement) or the death or Retirement of the Employee, whichever is first to occur.

(c)

Re-Employment. Except in cases of leave of absence approved in writing by the Company or a Subsidiary, a former Employee who is subsequently re-employed by the Company or a Subsidiary shall be considered a new Employee for the purposes of the Plan.

(d)

Leave of Absence. A Participant who is on leave of absence or is absent due to illness or Disability shall not be permitted to make any contribution for that period of absence; during that period of absence, such Participant shall be deemed to remain in the employ of the Company or a Subsidiary for all other purposes of the Plan.

(e)

Election to Purchase Shares. Each Employee who requests information about the Plan shall have delivered to him or her a copy of the Plan together with an Election to Purchase Shares to become a Participant. Execution of an Election to Purchase Shares by the Employee and admittance by the Company of the Employee as a Participant shall be deemed to be an acceptance by the Employee of the terms and forms of the Plan without further action or other formality.

(f)

Plan Shares. The Participant Shares that may be purchased by the Trustee from the Company on behalf of the Participants, and, the Matching Shares that may be issued by the Company to the Trustee on behalf of the Participants, in accordance with the terms of the Plan at any time, shall be authorized and unissued Shares of the Company in an amount up to but not exceeding an aggregate of 120,000 Shares, and such number of Shares shall be set aside for the purposes of the Plan. The Company reserves the right to allocate Shares to Participants on a pro-rata basis should the number of Shares to be purchased or issued under the Plan exceed 120,000 Shares.

(g)	Price of Shares. The price at which Participant Shares purchased from the Company and Matching Shares issued by the Company in accordance with the terms hereof shall be the Purchase Price.

4.	CONTRIBUTIONS

4.1	Employee Contributions.

(a)

Each Participant shall contribute through payroll deductions to the Plan in each Pay Period, at the Participant’s option as designated by the Participant, an amount equal to or between the following minimum and maximum amounts (in whole percentages only):

(i)	a minimum of one percent (1%) of the Participant’s Basic Compensation; and

(ii)	a maximum of six percent (6%) of the Participant’s Basic Compensation.

(b)

If a Participant is resident in Canada, a Participant shall be permitted to contribute Participant Shares and Matching Shares to such Participant’s RRSP Account. The Participant is solely responsible for ensuring that contributions made to the Plan do not exceed the maximum dollar limit under the Income Tax Act (Canada) for contributions to registered retirement savings plans. For greater certainty, neither the Company nor any Subsidiary nor the Trustee shall be responsible for any taxes or penalties that result from a breach of the maximum dollar limit under the Income Tax Act (Canada).

(c)

The Company or a Subsidiary, as agent of the Participant, shall make (or direct the Payroll Administrator to make) the payroll deductions required by the terms of the Plan and pay (or direct the Payroll Administrator to pay) the Participant’s contribution to the Trustee in accordance with Section 4.1(e) below, and the Company, its Subsidiaries and each Payroll Administrator is authorized by the Participant to do so by such Participant’s execution of an Election to Purchase Shares.

(d)

The Participant may change his or her contribution level twice in any 12 month period by filing a form with the Company, substantially in the form as set forth in Appendix B hereto (or other applicable form as provided by the Trustee), indicating the change to the Company, at least 30 days prior to the applicable effective date of such change.

(e)

On the last day of each Pay Period, the Company shall (or shall direct the Payroll Administrator to) forward all monies deducted from Participants by means of payroll deductions (as provided in Section 4.1 hereof), to the Trustee who shall hold such monies for the benefit of each of the Participants (subject to the provisions of Section 7 hereof). The Trustee shall maintain a separate Account or Accounts for each Participant to which shall be credited all of such Participant’s contributions.

4.2

Corporate Contribution. On the last Business Day of each month, the Company will issue to the Trustee that number of Matching Shares equal to fifty (50%) of the aggregate number of Participant Shares purchased by the Trustee on behalf of the Participants for such month. All Matching Shares so issued shall be immediately released and transferred to the Participant’s Cash Account or RRSP Account, as directed by the Participant, for the benefit of the Participant.

4.3

Tax Treatment of Contributions. The tax ramifications for Participants participating in the Plan will depend on a number of factors, including whether or not a Participant elects to purchase Shares pursuant to the Plan in an RRSP, 401K, or other Account. Participants should note that income tax laws are subject to change and such changes may affect the tax treatment of the Plan and the Participant’s individual tax treatment. Participants should consult their tax advisors to determine their individual tax treatment in connection with their participation in the Plan. The Corporation will withhold appropriate income taxes and other required withholdings on the basis of each Participant’s actual salary.

4.4

Costs and Expenses. The Company or its Subsidiaries shall pay all administration expenses in connection with the operation of the Plan, including, without limitation, all commissions for purchases of Shares. Commissions, taxes and all governmental or other charges in connection with sales, as well as all charges for or associated with any transfers, withdrawals or personal administrative requests, are payable by the Participant who orders the transaction for his or her Account.

5.	DIVIDEND AND INTEREST PAYMENTS AND VOTING RIGHTS

5.1

Dividends and Interest. Dividends on Shares will be allocated to the appropriate Accounts by the Trustee upon receipt of such amounts by the Trustee. Cash dividends are reinvested in the Shares as soon as possible subject to available trading volumes. Contributions are withheld by the Trustee without interest or benefit accruing to the Participant.

5.2

Reports and Voting. The Trustee will deliver to each Participant, as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its shareholders. There is no charge to the Participants for the Trustee’s retention of share certificates, or in connection with the notices, proxies or other such material. The full Shares in each Participant’s Account shall be voted in accordance with such Participant’s signed proxy instructions duly delivered. In the absence of such instructions, the Shares will not be voted. In the alternative, the Trustee may sign a proxy granting a Participant a right to vote, on behalf of the Trustee, the Shares held by the Trustee in the Participant’s Account.

6.	PURCHASE OF SHARES

6.1

Purchase of Participant Shares. On the last Business Day of each month, the Trustee shall pool all contributions received from the Participants during such month and shall forthwith, at the written direction of the Company, either:

(a)	subscribe for and purchase from the Company such number of Participant Shares, at the Purchase Price, that those contributions can buy; or

(b)

purchase through a stock broker on the open market through the facilities of the Exchange such number of Participant Shares, at the price on the open market, that those contributions can buy; provided that if such purchase cannot be completed within fifteen (15) days, then the Trustee shall purchase the Participant Shares from the Company as provided for in Section 6.1(a) hereof.

Such direction by the Company to the Trustee shall be and remain effective until the Company provides a subsequent direction to the Trustee. The Company shall pay all brokers’ commissions, or similar fees, incurred in connection with any purchases of Shares by the Trustee. The Company shall have no control over the timing or price of Participant Shares purchased on the open market in accordance with Section 6.1(b).

6.2

Issuance of Matching Shares. On the last Business Day of each month, the Company shall issue to the Trustee such number of Matching Shares equal to fifty (50%) of the aggregate number of Participant Shares purchased by the Trustee pursuant to Section 6.1 above.

6.3

Share Certificates. Certificates or an applicable book entry representing the Shares purchased, issued or otherwise received by the Trustee pursuant to the Plan shall be registered in the name of the Trustee and shall be held by the Trustee for the benefit of the Company and the Participants in accordance with the terms of this Plan.

6.4

Crediting of Shares to Accounts. The monthly aggregate number of Shares purchased by the Trustee with the contributions made by the Participants shall be allocated by the Trustee to each Account of the Participants, in proportion to the contributions made by or on behalf of the Participant. The monthly aggregate number of Matching Shares issued by the Company to the Trustee shall be allocated by the Trustee to each Account of the Participants, as being attributable to the Participant in respect to whom such Matching Shares were issued. Allocations of fractional shares shall be permitted.

Stock dividends, stock splits, or both, as applicable, in respect of Shares that are held in the Participant’s Account will be credited to the Account without charge. Distributions of other securities (except pursuant to a merger, consolidation or other reorganization of the Company) and rights to subscribe may be sold and the proceeds will be handled in the same manner as a cash dividend.

7.	VESTING OF CONTRIBUTIONS

7.1

Participant Shares. All Participant Shares, Participant Assets, Matching Shares and Matching Assets shall be fully vested immediately upon receipt of such Shares or assets, as applicable, by the Trustee.

7.2

Rights of Matching Shares The Matching Shares shall have the same rights (including, without limitation, voting, dividend or liquidation rights) as the Company’s common shares and shall be eligible for inclusion in an RRSP.

7.3

Termination of Service. On the termination of the Participant’s Service for any reason: (i) the Participant Shares and Participant Assets, and (ii) any and all Matching Shares and Matching Assets, shall be dealt with as provided in Section 9.

8.	WITHDRAWALS, TRANSFERS, SALES AND SUSPENSIONS

8.1

Withdrawal, Transfer or Sale. At the end of any month and subject to prior express notice to the Company and the Trustee (such notice being in a form as determined by the Company and the Trustee), a Participant may withdraw, transfer or sell up to 100% of the Shares in such Participant’s Account; provided that during the previous twelve (12) calendar months such Participant has not made more than one other withdrawal, transfer or sale from the Plan. After obtaining approval from the Company for such withdrawal, transfer or sale, the Trustee shall satisfy such withdrawal, transfer or sale request by: (i) in the case of a withdrawal or transfer request, delivering all Shares (other than fractional Shares) requested to be withdrawn or transferred by the Participant, held in the Participant’s Account, to the Participant or such third party as designated by the Participant, and (ii) in the case of a sale, by selling all Shares (other than fractional Shares) requested to be sold by the Participant, held in the Participant’s Account, and distribute the cash proceeds to the Participant, less any commissions or fees, as applicable, provided that any such sale of Shares is in accordance with Section 14.2. No withdrawal or transfer of any cash amount in a Participant’s Account shall be permitted as part of a withdrawal or transfer of Shares from such Account pursuant to the provisions of this Section 8.1. The value of any fractional Shares requested to be withdrawn, transferred or sold shall be converted to cash by the Trustee and allocated to such Participant’s Account for payment to such Participant.

If a Participant makes two withdrawals, transfers or sales from the Plan in any twelve (12) month period pursuant to the provisions of Section 8.1 hereof, then such Participant shall be prohibited from making further contributions to, or withdrawals, transfers or sales from, the Plan (other than a withdrawal, transfer or sale of the remaining assets in such Participant’s Account upon termination of such Participant’s membership in the Plan as set forth in Section 10 hereof) until the first Business Day of the month following the first anniversary of such second withdrawal, transfer or sale. The form to be used by a Participant for the withdrawal, transfer or sale of Shares shall be substantially in the form as set forth in Appendix C hereto, which shall indicate, among other things, the number of Shares such Participant wishes to withdraw, transfer or sell and, in the case of a withdrawal or transfer, the particulars relating to the registration of the Shares that are to be delivered, if any.

Notwithstanding the foregoing, the Company, in its sole discretion, has the right to vary or amend the number of withdrawals, transfers or sales permitted by any Participant in accordance with this Section 8.1 based on extenuating circumstances or compassionate grounds. Such variance or amendment shall only apply to the Participant in question.

8.2

Suspension of Contributions. A Participant may elect at any time to suspend contributions to the Plan by giving at least thirty (30) days prior express written notice to the Company to that effect. During such period of suspension, the rights and obligations of such Participant, the Company and its Subsidiaries, and the Trustee shall remain in full force and effect. A Participant who has suspended contributions under this Section 8.2 may resume contributions to the Plan on a subsequent date by express written notice to the Company to that effect at least thirty (30) days prior to such date. The form to be used by a Participant for such a suspension shall be substantially in the form as set forth in Appendix D hereto. The form to be used by a Participant to resume contributions to the Plan shall be substantially in the form as set forth in Appendix E hereto.

9.	DISTRIBUTION ON RETIREMENT, TERMINATION OF EMPLOYMENT OR DEATH

9.1

Termination of Employment or Retirement of Participant. A Participant whose Service is terminated for any reason other than death, or a Participant who retires, must withdraw or otherwise transfer all of the Participant Shares, Participant Assets, Matching Shares and Matching Assets in the Participant’s Account within ninety (90) days of such termination of Service (for greater certainty, the number of Matching Shares to be released to the Participant under this Section 9.1 shall be determined as of the date the actual notice of termination of Service is given by the Corporation to the Participant without reference to any “notice period” or “severance period” or any other period after the date that actual notice of termination of Service is given) or retirement. In the absence of specific instructions as to the method of distribution or transfer within the said ninety (90) day period, the Trustee will sell all of the Shares in the Participant’s Account (other than any fractional Shares), distribute the cash proceeds to the Participant, less any commissions, fees and withholding taxes, as applicable, provided that any such sale of Shares is in accordance with Section 14.2, and deregister the RRSP Account, if applicable.

9.2

Death of Participant. Following the death of a Participant, the Shares and other assets in such Participant’s Account will be distributed by the Trustee to such Participant’s estate or Account beneficiary, if any. The distribution shall be made by the Trustee in accordance with the written instructions of the legal representative of the Participant’s estate (provided that the Trustee has been provided with all relevant supporting documentation that it customarily requires) or by the Account beneficiary by:

(a)	the delivery of all Shares (other than any fractional Shares) and any cash held in the Participant’s Account;

(b)	the distribution of cash realized from the sale of such Shares by the Trustee;

(c)	a transfer to another registered retirement savings plan, if permitted by law; or

(d)	a combination thereof.

The value of any fractional Shares shall be distributed in cash in an amount equal to the fraction multiplied by the Market Price on the Business Day prior to the date of payment. If the legal representative of the Participant’s estate or Account beneficiary fails to make an election within ninety (90) days of the Participant’s death, then the Trustee shall make delivery in accordance with the provisions set forth in Section 9.2(a) above.

9.3	Notifications to Trustee. The Company shall notify the Trustee in writing upon the Retirement, termination of employment or death of a Participant.

10.	DISTRIBUTION OF BENEFITS ON TERMINATION OF MEMBERSHIP

10.1

Cancellation of Participation. A Participant may cancel his or her Election to Purchase Shares at any time by express notice of cancellation delivered to and receipted for by the Company and the Trustee (such notice being in a form as determined by the Company and the Trustee). Upon receipt of such notice of cancellation, the Trustee shall return to the Participant the appropriate portion of the Participant’s Account in the manner set out in Section 9.1 hereof. Payment thereof shall constitute a discharge of the Company’s and its Subsidiaries’ obligations to the Participant under the Plan. If a Participant cancels his or her Election to Purchase Shares under the Plan, then the Participant shall not be entitled to rejoin or otherwise participate in such Plan until the first anniversary of such cancellation. The form to be used by a Participant to cancel his or her Election to Purchase Shares shall be substantially in the form as set forth in Appendix F hereto.

11.	AMENDMENT OR TERMINATION OF PLAN

11.1

Amendment or Termination. The Company reserves the right to discontinue use of payroll deductions at any time such action is deemed advisable, in its sole discretion. The Plan may be amended, altered or discontinued by the Company at any time, subject to obtaining: (i) any necessary approval of any applicable regulatory authority including, without limitation, the Exchange if the Shares are listed on the Exchange or any other stock exchange or market on which the Shares are then listed or admitted to trading; and (ii) if required by the rules of the Exchange if the Shares are listed on the Exchange, the approval of the shareholders of the Company in accordance with the rules, regulations and policies of the Exchange at a duly constituted meeting of shareholders (“Shareholder Approval”). Notwithstanding the foregoing, the following amendments to the Plan may be made by the Board without Shareholder Approval:

(a)

amendments of a technical, clerical or “housekeeping” nature, or to clarify any provision of the Plan, including without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	suspension or termination of the Plan;

(c)

amendments to respond to changes in legislation, regulations, instruments (including NI 45- 106), stock exchange rules (including the rules, regulations and policies of the Exchange) or accounting or auditing requirements;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the definition of “Employee”;

(f)	any amendment to the definition of “Subsidiary”;

(g)	changes to the vesting provisions for any outstanding Matching Shares;

(h)	amendments to the Participant contribution provisions of the Plan;

(i)	amendments to the withdrawal and suspension provisions of the Plan;

(j)	amendments to the number or percentage of Matching Shares contributed by the Company;

(k)	amendments to the termination provisions of the Plan;

(l)	adjustments to reflect stock dividends, stock splits, reverse stock splits, share combinations or other alterations of the capital stock of the Company; and

(m)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Exchange).

Shareholder Approval will be required for the following types of amendments:

(i)

amendments to the number of Shares issuable under the Plan, including an increase to the fixed maximum number of Shares or a change from a fixed maximum number of Shares to a fixed maximum percentage; and

(ii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Exchange).

In the event of any conflict between subsections (a) to (m) and subsections (i) to (ii), above, the latter shall prevail to the extent of any conflict.

In the event of any amendment or termination of the Plan in accordance with this Section 11, such amendment or termination will not result in the forfeiture of any funds deducted from the Basic Compensation of any Participant, or any dividends or other distributions in respect of the Participant Shares, effective before the effective date of amendment or termination of the Plan. In the event of any termination, each Participant shall be entitled to 100% of the Participant Shares, Participant Assets, Matching Shares and Matching Assets in the Participant’s Account as of the date of such termination, which shall be distributed to each Participant within ninety (90) days following termination of the Plan.

12.	TRUSTEE

12.1

The Company shall designate the Trustee to open and maintain Accounts for the benefit of the Participants and to arrange for purchases of the Participant Shares and receipt of the Matching Shares. The Company may, in its discretion, substitute another corporation as Trustee under the Plan and the Trustee may terminate its services, provided such substitution or termination, as the case may be, shall be on ninety (90) days notice given by the party effecting the action.

12.2

The Trustee is authorized and directed by the Company and the Participants to purchase Participant Shares and receive Matching Shares, provided that the Trustee has been provided with the contributions and necessary payroll information. The Trustee agrees to make such purchases of Participant Shares as soon as such contributions are received, and if such Participant Shares are being purchased on the open market subject to the trading volume of the Shares. Participant Shares shall be allocated absolutely, and Matching Shares shall be allocated subject to the terms and provisions of the Plan (including without limitation Section 7.2 hereof) by the Trustee to such Participant’s Account.

12.3

The Trustee shall maintain an Account for each Participant showing a record of the assets held in each such Participant’s Account under the Plan, and the interest accrued thereon, if any. The Trustee shall furnish to the Participants a summary by way of a password-protected web-page containing the following information:

(a)	the total amount of the contributions made by such Participant; and

(b)	the number of Shares in such Participant’s Account.

Each such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary shall have been received by the Trustee within three (3) months of the date of such statement.

12.4

The Trustee shall be protected in acting and relying upon any written notice, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as the “Documents”) furnished to it and signed by any person required to or entitled to execute and deliver to the Trustee any such Documents in connection with any action or omission of the Trustee hereunder, not only as to its due execution and the validity and effectiveness of the Documents’ provisions, but also as to the truth and accuracy of any information therein contained, which the Trustee in good faith believes to be genuine.

12.5	No amendment, change or modification to the Plan shall be made which will, without the Trustee’s consent, alter the duties of the Trustee under the Plan.

13.	ADMINISTRATION

13.1	The Trustee shall act on behalf of the Company and its Subsidiaries in the day-to-day administration of the Plan.

13.2

Subject to the provisions of the Plan, the Company shall be authorized to interpret the Plan and to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Company may correct any defect, supply any omission and reconcile any inconsistency in the Plan and, to the extent it shall be deemed desirable by the Company, to carry it into effect. The determinations of the Company in the administration of the Plan, as described herein, shall be final and conclusive. The Company shall provide the Trustee with written notice of any amendments or changes to the Plan as described herein.

14.	MARKET FLUCTUATION AND SELLING OF SHARES

14.1

THERE IS NO GUARANTEE UNDER THE PLAN AGAINST LOSS OF VALUE OF THE SHARES. IN SEEKING THE BENEFITS OF PARTICIPATION IN THE PLAN, AN EMPLOYEE MUST ACCEPT THE RISK OF A DECLINE IN THE MARKET PRICE OF THE SHARES AND THE TOTAL LOSS OF HIS OR HER INVESTMENT IN THE SHARES. Neither the Company nor its Subsidiaries nor the Trustee will bear any responsibility for any loss that may occur as a result of such market fluctuation or otherwise. Neither the Company nor its Subsidiaries nor the Trustee makes any representation or warranty that the Shares are suitable investments for any particular eligible Employee. Subject to Section 6, any purchase or sale of the Shares or any other security by the Trustee provided for in this Plan may be at such price or prices and at such time or times for the purchase or sale of such Shares or securities, as are readily available on the Exchange. Subject to Section 6, neither the Trustee nor the Company nor its Subsidiaries shall be liable for the failure to purchase or sell the Shares or any other securities at any particular price, time or at all.

14.2

Issuance and Selling of Shares. No Shares issued to the Participant, or on behalf of the Participant, may be sold by the Participant, or on behalf of the Participant, unless such sale is in accordance with all applicable securities laws and the Company’s insider trading policy in effect from time to time. Accordingly, the Trustee shall obtain the approval of the Company for each sale by or on behalf of a Participant to ensure compliance with all applicable securities laws and the Company’s insider trading policy.

15.	MISCELLANEOUS PROVISIONS

15.1	The fiscal year of the Plan shall coincide with the Company’s fiscal year end.

15.2

Subject to Section 12.5, the Company reserves the right, at any time, to make rules regarding the interpretation, implementation and organization of the Plan, to prescribe, modify, amend or rescind the provisions of this Plan or to suspend this Plan; provided that no prescription, modification, amendment, rescission or suspension shall deprive a Participant of benefits vested in the Participant under the Plan or divert the use of the funds in the Accounts for purposes other than the exclusive benefit of the Participants.

15.3	Participants shall provide to the Company, its Subsidiaries and the Trustee any information that might be required of them in the administration of this Plan.

15.4

Neither this Plan nor any Trustee agreement entered into between the Company and the Trustee pursuant to this Plan shall give any Employee the right to be employed, or to continue to be employed, by the Company or any of its Subsidiaries.

15.5

No right or interest of any Participant in or under this Plan shall be subject to assignment, sale, transfer, pledge, encumbrance or charge, in whole or in part, either directly or by operation of law or otherwise in any manner otherwise than by death or mental incompetency, and shall be exercisable, during the Participant’s lifetime, only by the Participant. No attempted assignment, sale, transfer, pledge, encumbrance or charge thereof shall be effective and any attempt to do so shall be void. Any attempt to violate the provisions of this Section 15.5 shall be deemed a decision by the Participant to terminate participation in this Plan whereupon all of the Employee’s contributions credited to a violating Participant’s Account shall be immediately refunded to the Participant and the Participant shall no longer be considered a participant in the Plan. The Company shall notify the Trustee in writing of the need for such a refund.

15.6	Reserved.

15.7

No Participant or any other person shall have any right in or to any part of the corpus or income of the Accounts of the Plan, or any part of the assets thereof (including, without limitation, the assignment of any part of the Plan as a pledge or collateral for any loan or debt), except as and when and to the extent expressly provided by the Plan.

15.8

Participation in the Plan will not give any Participant any right or claim to any payment except as such payment is provided for under the provisions of the Plan and only to the extent that assets are available in the hands of the Trustee for the making of such payment and to the extent provided for in the Plan.

15.9	Any act or matter to be taken or decided by the Company under the Plan may be taken by or decided by the Board of Directors or the Company unless otherwise expressly set forth in this Plan.

15.10

The laws of the Province of British Columbia shall apply to this Plan, any amendments thereto, and the administration thereof, and all rights and obligations thereunder shall be determined in accordance with such laws and according to such Province.

15.11

Any purchase, sale or offering of Shares under the Plan shall be made on the express condition that an application to purchase Shares may not be made, nor may the purchase of any Shares thereunder be effected, under circumstances which would constitute a violation of any applicable securities or other law or regulation or any listing requirement, by-law or regulation of the Exchange or any other stock exchange on which the Shares are listed. The operation of the Plan may be suspended at any time, in the discretion of the Company, if necessary to ensure compliance with any applicable securities or other law or regulation or any listing requirement, by-law or regulation of the Exchange or any other stock exchange on which the Shares are listed or proposed to be listed. The Shares under the Plan may not be offered, sold, transferred, pledged hypothecated or otherwise assigned in the United States or any other jurisdiction unless pursuant to an available exemption under applicable securities laws. The Shares under the Plan have not been registered under the United States Securities Act of 1933, as amended, nor qualified under or pursuant to the securities or “Blue Sky” laws of any state. The Company’s obligation to issue and deliver Shares is subject to the availability, on terms and conditions reasonably satisfactory to the Company, of an exemption from prospectus and registration requirements in respect of the issuance, sale and delivery of such Shares under applicable securities and “Blue Sky” laws.

15.12	The Plan is effective beginning on the Commencement Date and will terminate on the Expiry Date.

15.13

Nothing contained in this Plan shall restrict or limit or be deemed to restrict or limit the rights or power of the Board of Directors in connection with any allotment and issuance of any securities of the Company.

15.14

Any word contained herein importing gender shall include the masculine and feminine and neuter. All references in this Plan to the words “herein”, “hereby”, “hereto”, “hereof”, and words of similar import refer to this Plan as a whole and not to any particular Section, schedule or appendix unless otherwise stated or the context otherwise requires.

ADOPTED as of October 1, 2008, as amended November 6, 2008, October 22, 2009, September 10, 2015 and November 2, 2015.

Appendix A – Form of Election to Purchase Shares
Employee Share Purchase Plan
effective , 2008

To:	COUNTERPATH CORPORATION (the “Company”)
Attention: Trustee, Employee Share Purchase Plan

The undersigned employee acknowledges that he/she has been advised by the Company of the Company’s employee share purchase plan (the “Plan”) that the undersigned is eligible to participate in the Plan and that the undersigned has received a copy of the Plan and has read and understands the terms of the Plan.

The undersigned irrevocably accepts the terms, conditions and forms of the Plan and hereby elects to participate in the Plan and hereby directs and authorizes the Company to deduct from the undersigned’s salary, by way of payroll deduction on each Pay Period, the amount (the “Employee Contribution”) of _____% of the undersigned’s Participant’s Basic Compensation (minimum of 1% of the undersigned’s Participant’s Basic Compensation, maximum 6% of the undersigned’s Participant’s Basic Compensation, in whole percentages only). The Employee Contribution shall be used by the Trustee to purchase common shares (“Shares”) in the capital of the Company in accordance with the terms and subject to the conditions of the Plan.

The undersigned hereby authorizes and directs the Trustee to purchase Shares on behalf of the undersigned in accordance with the terms of the Plan, and directs that the Shares be allocated by the Trustee to the Participant’s Account. In consideration of the Company establishing the Plan, the undersigned hereby irrevocably directs and authorizes the Trustee to carry out and perform the trusts created by the Plan and to hold the Shares purchased by the Trustee on behalf of the undersigned in accordance with the terms of the Plan and all of the rights, privileges and benefits conferred by the Plan for the benefit of the undersigned, on the terms and subject to the conditions contained in the Plan.

In case of the undersigned’s death, the undersigned hereby designates that all assets then contained in the undersigned’s Account shall be distributed to ______________________as my beneficiary for such assets. The name of the trustee, if any, in the event such beneficiary is a minor child is _______________________.

Whenever used herein, any words or terms not otherwise defined in this Election to Purchase Shares, but defined in the Plan, shall have the meanings ascribed thereto in the Plan.

DATED as of the ______day of ______________, 20_____.

(Witness)	(Signature of Employee)

(Please Print Name)

(Please Print Address)

Appendix B – Form of Instrument Changing Employee Contribution Level
Employee Share Purchase Plan
effective , 2008

To:	COUNTERPATH CORPORATION (the “Company”)
Attention: Trustee, Employee Share Purchase Plan

The undersigned employee hereby gives notice to, and directs, the Company to change the undersigned’s contribution to the Company’s employee share purchase plan (the “Plan”) to _______% of the undersigned’s Participant’s Basic Compensation (minimum of 1% of the undersigned’s Participant’s Basic Compensation, maximum 6% of the undersigned’s Participant’s Basic Compensation, in whole percentages only), to be calculated accordingly and deducted per Pay Period pursuant to the terms of such Plan.

Whenever used herein, any words or terms not otherwise defined in this Instrument Changing Employee Contribution Level, but defined in the Plan, shall have the meanings ascribed thereto in the Plan.

DATED as of the ______day of ______________, 20_____.

(Witness)	(Signature of Employee)

(Account Number)	(Please Print Name)

(Please Print Address)

Appendix C – Form of Withdrawal, Transfer or Sale of Shares
Employee Share Purchase Plan
effective , 2008

To:	COUNTERPATH CORPORATION (the “Company”),
Attention: Trustee, Employee Share Purchase Plan

In connection with the Company’s employee share purchase plan (the “Plan”) and pursuant to the terms of the Plan, the undersigned employee hereby requests to:

[ ]	(1)	withdraw ___________ Shares from the undersigned’s account and register such Shares in the undersigned’s name and delivered to the undersigned’s address below;

[ ]	(2)	transfer ___________ Shares from the undersigned’s account to ____________________________, registered as follows _______________________________________________;

[ ]	(3)	sell ___________ Shares from the undersigned’s account and forward the proceeds (net of fees, commissions and withholding taxes) to the undersigned by cheque at the address below;

[ ]	(4)	sell ___________ Shares from the undersigned’s account and transfer the proceeds (net of fees and commissions) to another RRSP Account as set out below; and

[ ]	(5)	transfer ___________ Shares from the undersigned’s account to another RRSP Account as set out below.

For requests to transfer Shares or cash to another financial institution:

Institution Name:

Institution Address:

Contact Name:

Contact Phone Number:

CUID:

RRSP Account Details:

Account Number:

In the past 12 months, this withdrawal, transfer or sale is my:

First

Second	(I understand that I am restricted from making further contributions to, or withdrawals, transfers or sales from, the Plan for a period of 12 months from the date of this withdrawal, transfer or sale)

Third	(I understand that I must terminate my membership in the Plan with this withdrawal, transfer or sale)

Whenever used herein, any words or terms not otherwise defined in this Withdrawal, Transfer or Sale of Shares, but defined in the Plan, shall have the meanings ascribed thereto in the Plan.

DATED as of the ______day of ______________, 20_____.

(Witness)	(Signature of Employee)

(Account Number)	(Please Print Name)

(Please Print Address)

The Company hereby authorizes the above withdrawal, transfer or sale by the Trustee.

COUNTERPATH CORPORATION

Per:
Name:
Title:

Appendix D – Form of Instrument Suspending Contributions
Employee Share Purchase Plan
effective , 2008

To:	COUNTERPATH CORPORATION (the “Company”)
Attention: Trustee, Employee Share Purchase Plan (the “Plan”)

The undersigned employee hereby elects to suspend the undersigned’s contributions to the Plan until further notice, pursuant to the terms of the Plan.

DATED as of the ______day of ______________, 20_____.

(Witness)	(Signature of Employee)

(Account Number)	(Please Print Name)

(Please Print Address)

Appendix E – Form of Instrument Resuming Contributions
Employee Share Purchase Plan
effective , 2008

To:	COUNTERPATH CORPORATION (the “Company”)
Attention: Trustee, Employee Share Purchase Plan (the “Plan”)

The undersigned employee hereby requests to resume the undersigned’s contribution to the Company’s employee share purchase plan (the “Plan”) in an the amount of ______% of the undersigned’s Participant’s Basic Compensation (minimum of 1% of the undersigned’s Participant’s Basic Compensation, maximum 6% of the undersigned’s Participant’s Basic Compensation, in whole percentages only), pursuant to the Plan.

Whenever used herein, any words or terms not otherwise defined in this Instrument Resuming Contributions, but defined in the Plan, shall have the meanings ascribed thereto in the Plan.

DATED as of the ______day of ______________, 20_____.

(Witness)	(Signature of Employee)

(Account Number)	(Please Print Name)

(Please Print Address)

Appendix F – Form of Instrument Cancelling Participation
Employee Share Purchase Plan
effective , 2008

To:	COUNTERPATH CORPORATION (the “Company”)
Attention: Trustee, Employee Share Purchase Plan (the “Plan”)

The undersigned employee hereby gives notice to, and directs, the Company to cancel the undersigned’s Election to Purchase Shares and the undersigned’s participation in the Plan, pursuant to the terms of the Plan.

The undersigned hereby directs the Company and the Trustee to forward the assets in my account to which I am entitled pursuant to the terms of the Plan as follows:

[ ]	(1)

Please forward a share certificate to me, registered in my name as set forth below, for all of the Shares in my Account to which I am entitled. I understand that any fractional shares in my account will be converted to cash and forwarded to me, with any cash in my account, by cheque.

[ ]	(2)

Please transfer all of the Shares in my account to which I am entitled to ______________________________________________________________, at the following address, _____________________________________________________________________________________registered as follows ___________________________________________. I understand that any fractional shares in my account will be converted to cash and forwarded to me, with any cash in my account, by cheque.

[ ]	(3)	Please sell all of the Shares in my account to which I am entitled and forward the proceeds (net of fees and commissions) to me by cheque.

DATED as of the ______day of ______________, 20_____.

(Witness)	(Signature of Employee)

(Account Number)	(Please Print Name)

(Please Print Address)